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                                                                       EXHIBIT 5



                                [Letterhead of]
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York  10017






                              December 13, 1996


Brazil Fast Food Corp.
Praia do Flamengo
200-22o. Andar
CEP 22210-030   Rio de Janeiro
Federative Republic of Brasil

     Re:  Registration Statement on Form S-3
          Under the Securities Act of 1933
          ----------------------------------

Ladies and Gentlemen:

     In our capacity as counsel to Brazil Fast Food Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) an aggregate of 2,762,500 shares of common stock, $.0001 par value (the "Common Stock"), of the Company which are being offered for resale by the several persons whose respective names are set forth under the caption "Selling Stockholders" in the prospectus comprising a portion of the Registration Statement (collectively, the "Stock") and (ii) an aggregate of 621,250 shares of Common Stock of the Company (collectively, the "Contingent Stock") that may be offered for sale by all but one of the Selling Stockholders subsequent to their issuance upon future exercises of currently outstanding warrants (collectively, the "Warrants") owned by such Selling Stockholders.

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original


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Brazil Fast Food Corp.
December 13, 1996
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documents of all copies furnished to us as original or photostatic copies.  We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Stock has been duly and validly authorized and is validly issued, fully paid and non-assessable.

     (3) The Contingent Stock has been duly and validly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        PARKER DURYEE ROSOFF & HAFT



                                        By: /s/Ira Roxland
                                            -------------------------------
                                            A Member of the Firm